Exhibit 99.1
FOR IMMEDIATE RELEASE

    DANA AND ECHLIN ANNOUNCE STOCK-FOR-STOCK TRANSACTION CREATING $13 BILLION
                     GLOBAL LEADER IN AUTOMOTIVE COMPONENTS

      Transaction Represents $55 Per Echlin Share Or $4.2 Billion In Total

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TOLEDO, OH and BRANFORD, CT - (May 4, 1998) - Dana Corporation (NYSE: DCN) and
Echlin Inc. (NYSE: ECH) announced today that each company's board of directors has unanimously approved a definitive merger agreement for a tax-free, stock-for-stock transaction combining a global leader in automotive original equipment ("OE") with a global leader in the automotive aftermarket. The combined company would have annual sales of approximately $13 billion and a total equity market value of approximately $10 billion. The transaction is expected to be accounted for as a pooling of interests and to become accretive to earnings per share during the first full year of operations after the merger.

Under the terms of the agreement, Echlin shareholders would receive 0.9293 shares of Dana for each share of Echlin they own. Based upon a closing price of $59.1875 per share for Dana on Friday, May 1, 1998, this represents a price of $55 per Echlin share. Dana would issue approximately $3.6 billion in common stock to Echlin shareholders and assume approximately $570 million in net debt.

Once full integration is achieved, which will be substantially complete by the year 2000, the companies anticipate synergies would add approximately $200 million annually to operating income. These synergies would be over and above the Phase I and Phase II repositioning initiatives previously announced by Echlin. 1999 pre-tax synergies from the transaction are expected to be $75 million. Savings would result from the elimination of duplicate functions, consolidation of distribution and marketing infrastructure, improved productivity, and the benefits of global materials and components sourcing. More importantly, the combined company would be able to leverage its marketing strengths - capitalizing on Echlin's premier position in the aftermarket to sell Dana's products, while at the same time accelerating Echlin's efforts to grow with its global OE customers where Dana has a leadership position.

The combination with Echlin would greatly expand Dana's presence in the global automotive aftermarket and selected OE segments. The combined company will be able to offer more comprehensive product lines to both OE and aftermarket customers worldwide than either company could achieve individually. These products include fuel system and engine management components, brakes, and vehicular drivetrain components and systems. Dana and Echlin together will have a stable of premium brand names including Raybestos(registered), BWD(registered), Quinton Hazell(registered), Spicer(registered), Perfect Circle(registered), Victor Reinz(registered), and Wix(registered).

The transaction fortifies Dana's position as one of the world's largest independent manufacturers of automotive components for the passenger car, truck and off-highway vehicle markets. Following the transaction, Dana will also be one of the largest independent manufacturers of components for the worldwide automotive aftermarket.

Southwood J. Morcott, chairman and chief executive officer of Dana, said, "This transaction is a major step toward achieving our previously announced Beyond 2000 strategic goals, including improved financial performance, growth in our core product areas, and increased emphasis on the global aftermarket. In fact, this combination helps us to accomplish our goals of 50% diversified sales and $10 billion in annual sales ahead of schedule. This move will have the benefit of expanding our product line and significantly broadening and balancing our customer base.

"The combination will benefit Dana shareholders by further diversifying the company's business base," Mr. Morcott continued. "In addition to the substantial synergies, by diversifying the company's business base, we expect that this combination will enhance shareholder value relative to the historically higher multiples accorded aftermarket businesses. We have identified a number of ways to streamline the distribution process and to generate economies in manufacturing, capitalizing on our proven track record of aggressive asset management. We see opportunities to sell Echlin components to Dana customers and to further utilize Dana's R&D and engineering capabilities to produce a broader range of world-class quality components for the aftermarket. Dana and Echlin are an ideal combination of products, markets, leadership, and cultures. I look forward to closing this transaction and getting on with the business of seizing the opportunities it creates."

Mr. Morcott added, "In short, Echlin helps us in the aftermarket. Dana helps Echlin in original equipment. Dana gains two new core products -- brakes and engine fluid products -- each with combined sales of over $1 billion. This greatly enhances our engine components strategic business unit, which would now exceed $3 billion in sales.

"This transaction also strengthens our balance sheet. By the end of this year, the combined company is expected to have debt-to-total capital of less than 40% -- achieving another important goal. This positions Dana well to capitalize on opportunities for future growth," said Mr. Morcott.

Larry McCurdy, chairman, president and chief executive officer of Echlin, said, "Joining with Dana makes strategic sense because it will result in a financially strong company that has a diversified business mix with leadership positions in virtually all of its markets. This transaction with Dana is a win-win for our shareholders, employees and customers. The transaction provides our shareholders with an immediate premium while allowing all Echlin constituents to participate in the upside potential of the combined company.

"Together, we will offer customers a full range of high quality automotive products building on the combined company's strong brands and long-standing distribution relationships. We will provide superior products, services, and value to our customers. I know our customers will be delighted with this combination. I am excited about the opportunities this transaction presents," Mr. McCurdy concluded.

Upon completion of the merger, Mr. McCurdy will become president of the Echlin Strategic Business Unit of Dana, which will lead Dana's aftermarket activities.

Mr. Morcott added, "I am particularly pleased that Larry McCurdy will join Dana. Larry and I have known each other for over 20 years. He is a very good businessman, and I have great respect for his integrity, vision, industry expertise and leadership. I look forward to working with the Echlin team to build on their strengths in the combined company."

Dana currently pays an annualized dividend of $1.16 per share. Based on the conversion ratio, Echlin shareholders would expect to receive an annualized dividend of $1.08 per share compared to Echlin's current annualized dividend of $0.90 per share, an increase of 20%. Effective with the payment of its June 1998 dividend, Dana will mark its 242nd consecutive dividend paid and continue a more than 60-year succession of dividends paid without a decrease or missed payment.

The merger is conditioned upon the approval of Dana and Echlin shareholders and customary regulatory approvals. The companies anticipate that the transaction should close in the third calendar quarter of 1998.

Lehman Brothers Inc. acted as financial advisor and provided a fairness opinion to Dana and Salomon Smith Barney acted as financial advisor and provided a fairness opinion to Echlin.

Echlin, with annual sales of $3.5 billion, is a leading producer of quality automotive parts, with more than 140 operations and 28,000 employees spread across six continents. It manufactures and distributes brake, engine, power transmission, and steering and suspension system components for the world's 650 million motor vehicles. The company sells these products to a broad base of aftermarket customers, who, in turn, supply them to professional technicians and do-it-yourselfers. It also sells components to original equipment customers for factory installation on new vehicles. Echlin's home page address on the Internet is www.echlin.com.

Dana Corporation is a global leader in the engineering, manufacture, and distribution of products and services for the automotive, engine, heavy truck, off-highway, industrial, and leasing markets. Founded in 1904 and based in Toledo, Ohio, Dana operates facilities in 30 countries and employs more than 50,000 people. The company reported record sales of $8.3 billion in 1997. The Internet address for Dana's home page is www.dana.com. Certain statements contained herein constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of Dana or Echlin, including with respect to the proposed merger, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following: achieving sales levels to fulfill revenue expectations; the absence of presently unexpected costs or charges, certain of which may be outside the control of Dana and Echlin; the cyclical nature of the automotive industry; failure to achieve synergies or savings anticipated in the merger; general economic and business conditions; and competition. Additional factors are detailed in Dana's and Echlin's public filings with the Securities and Exchange Commission. Dana and Echlin disclaim any responsibility to update any forward-looking statement provided in this press release.

This release is neither an offer to sell nor a solicitation of an offer to buy Dana Corporation securities, nor a solicitation of a proxy. Any such offer or solicitation will only be made in compliance with applicable securities laws.

Contacts:

FOR DANA:
Investors:                                 Media:
      Stephen N. Superits                          Gary Corrigan
      Vice President - Investor Relations          Director - Corporate
      (419) 535-4636                               Communications
                                                   (419) 535-4813

                        Joele Frank/Daniel Katcher
                        Abernathy MacGregor Frank
                        (212) 371-5999

FOR ECHLIN:

      Paul R. Ryder                             Lawrence Rand/Eric Berman
      Vice President - Investor Relations       Kekst & Co.
      (203) 481-5751                            (212) 521-4800

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